Exhibit 32.2

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of China Green, Inc. for the year ending June 30, 2010, I, Wei Guo Wang, Chief Financial Officer of China Green, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ending June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-K for the year ending June 30, 2010, fairly represents in all material respects, the financial condition and results of operations of China Green, Inc.

Date: October 13, 2010

CHINA GREEN, INC.

By: /s/ Wei Guo Wang
Wei Guo Wang Chief Financial Officer